UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 28, 2011

InSight Health Services Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-75984-12	04-3570028
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
26250 Enterprise Court, Suite 100, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (949) 282-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership
     As previously reported, on December 10, 2010 (the “Petition Date”), Insight Health Services Holdings Corp. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being jointly administered under the caption In re Insight Health Services Holdings Corp., et al., Case No. 10-16564 (the “Chapter 11 Cases”).
     On January 28, 2011 (the “Confirmation Date”), the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Prepackaged Joint Chapter 11 Plan of Reorganization, pursuant to Chapter 11 of the Bankruptcy Code, which was originally filed with the Bankruptcy Court on the Petition Date and supplemented by the Supplement to Debtors’ Joint Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code filed with the Bankruptcy Court on January 18, 2011 (Dkt. No. 134), and further supplemented on January 26, 2011 (Dkt. No. 174) and January 27, 2011 (Dkt. No. 181) (as so amended and supplemented, the “Plan”) and approving the adequacy of its accompanying disclosure statement, which was originally filed with the Bankruptcy Court on the Petition Date and supplemented on January 21, 2011 (as so supplemented, the “Disclosure Statement”). Copies of the Plan and the Disclosure Statement are filed as Exhibits 2.1, 2.2 and 2.3 hereto, respectively, and are incorporated herein by reference. The Debtors plan to emerge from Chapter 11 after satisfying the remaining conditions to effectiveness contemplated under the Plan, including negotiating the definitive documents relating to and entering into the Exit Facility (the date that all conditions to the effectiveness of the Plan have been satisfied or waived, the “Effective Date”).
     The following is a summary of the material matters contemplated to occur either pursuant to or in connection with the confirmation and implementation of the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. This summary is qualified in its entirety by reference to the full text of the Plan. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the Plan.
     The Plan contemplates that upon the Effective Date (i) holders of Insight Health Services Corp.’s Senior Secured Floating Rate Notes due 2011 (the “Floating Rate Notes”) will receive their proportionate share of 100% of the new common stock, par value $0.01 per share, of the reorganized Company (the “New Common Stock”), subject to dilution by the New Warrants (as defined below); (ii) as part of distributions made to holders of Floating Rate Notes under the Plan, holders of the Company’s existing common stock the (“Existing Common Stock”) will receive their proportionate share of Warrants (the “New Warrants”) to purchase shares of New Common Stock as described below; and (iii) trade creditors will continue to be paid in full in the ordinary course of business.
Treatment of Executory Contracts
     The Plan provides that all of the Debtors’ Executory Contracts, with certain exceptions specified in the Plan, shall be deemed assumed as of the Effective Date, subject to the terms set forth therein.
     Indemnification Obligations
     The obligations of the Debtors and the Reorganized Debtors, as the case may be, to indemnify, defend, reimburse or limit the liability of directors, managers, officers, employees, attorneys, other professionals and agents who were directors, managers, officers, employees, attorneys, other professionals and agents of the Debtors or the Reorganized Debtors, as the case may be, on or after the Petition Date against any claims or causes of action as provided in the certificates of incorporation, bylaws or other organizational documents, each in place as of the Petition Date, or applicable state law, survive confirmation of the Plan.
     Insurance Policies
     On the Effective Date, the Debtors shall be deemed to have assumed and assigned to the Reorganized Debtors all D&O liability insurance policies. On or before the Effective Date, the Reorganized Debtors may obtain tail coverage (i.e., D&O insurance coverage that extends beyond the end of the policy period) under a directors and officers’ liability insurance policy for the current and former directors, officers and managers upon terms reasonably acceptable to the Reorganized Debtors and the Requisite Consenting Noteholders.

     Contracts and Leases Entered Into After the Petition Date
     Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business.
Stockholders Agreement
     As of the Effective Date, each person or entity that receives New Common Stock shall be deemed to be bound by the Stockholders Agreement. Each person that receives a New Warrant shall execute a joinder to the Stockholders Agreement as a condition to the receipt of any New Common Stock pursuant to exercise of such New Warrant.
Management Equity Plan
     On the Effective Date, the reorganized Company will reserve up to 8% of the fully diluted New Common Stock for equity grants for the benefit of certain continuing employees of the Debtors and/or directors of the Reorganized Debtors (the “Management Equity Plan”). The terms of the Management Equity Plan and the equity grants issued pursuant to the Management Equity Plan will be determined by the board of directors of the reorganized Company.
Assumption of Employee and Retiree Benefits
     Subject to the provisions of the Plan, all Compensation and Benefits Programs shall be deemed assumed on the Effective Date, except for any prepetition employee equity or equity-based incentive plans, and any provisions set forth in the Compensation and Benefits Programs that provide for rights to acquire equity interests in the Company. Any and all Compensation and Benefit Claims (including, but not limited to, Claims relating to the Debtors’ supplemental employee retirement program) will be entitled to full payment.
Composition of New Board of Directors After the Effective Date
     On the Effective Date, the term of the current members of the board of directors of the Company shall expire, and the New Board shall be appointed. The members of the New Board shall be appointed in accordance with the New By-Laws and the Stockholders Agreement.
Sources of Funds
     The Plan is to be funded with cash from operations, proceeds of a senior secured asset-based revolving credit facility to be entered into by the Reorganized Debtors (the “Exit Facility”) and the issuance of the New Common Stock as described below.
Exit Facility
     On the Effective Date, the Reorganized Debtors will consummate the Exit Facility and will use the proceeds of the Exit Facility to fund ongoing operations and obligations under the Plan.
Securities to be Issued under the Plan
     On the Effective Date, all of the Company’s existing equity securities, including Existing Common Stock and options to purchase Existing Common Stock, will be cancelled. Holders of the Floating Rate Notes will receive their proportionate share of the New Common Stock of the reorganized Company in exchange for their Floating Rate Notes. The Floating Rate Notes will be cancelled upon exchange. The reorganized Company will issue New Warrants to the holders of all Existing Common Stock.
     Pursuant to the Plan:
(a)	the reorganized Company expects to issue shares representing 100% of the New Common Stock pro rata to holders of the Floating Rate Notes, subject to dilution by the New Warrants; and

(b)	the reorganized Company expects to issue New Warrants to purchase 2.0% of the New Common Stock on a fully-diluted basis as of the Effective Date to holders of Existing Common Stock. The New Warrants will expire three years after the date of issuance and shall have an exercise price based on an implied enterprise value of the reorganized Company of $215.0 million as set forth in the Plan.
     The Plan provides that the reorganized Company will adopt a New Certificate of Incorporation under which the authorized capital stock of the reorganized Company will consist of 6.0 million shares of New Common Stock and 1.0 million shares of preferred stock, par value $0.01 per share. As of the Effective Date, the Company estimates that approximately 1.0 million shares of New Common Stock will be issued and outstanding and approximately 20.4 thousand shares of New Common Stock will be reserved for issuance upon exercise of the New Warrants distributed in connection with the Plan.

Registration Rights
     Holders of New Common Stock issued as of the Effective Date will receive certain registration rights with respect to their shares.
Certain Information Regarding Assets and Liabilities of the Company
     Information regarding the assets and liabilities of the Company as the most recent practicable date is hereby incorporated by reference to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2010 filed with the Securities and Exchange Commission on November 15, 2010.
Safe Harbor and Forward Looking Information
Certain statements in this report are “forward-looking statements.” They reflect the Company’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, express or implied by such forward-looking statements. The Company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words and phrases “expect,” “estimate,” and “anticipate” and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the completion of the bankruptcy proceedings, including whether or not the conditions to the effectiveness of the plan can be satisfied; (ii) the potential adverse impact of the chapter 11 bankruptcy filing on the Company’s business, financial condition or results of operations; (iii) the Company’s ability to successfully negotiate the terms of its exit facility with its lender or lenders; (iv) the Company’s ability to successfully implement its core market strategy; (v) overcapacity and competition in the Company’s markets; (vi) reductions, limitations and delays in reimbursement by third-party payors; (vii) contract renewals and financial stability of customers; (viii) changes in the nature of commercial health care insurance arrangements, so that individuals bear greater financial responsibility through high deductible plans, co-insurance and co-payments; (ix) conditions within the healthcare environment; (x) the potential for rapid and significant changes in technology and their effect on the Company’s operations; (xi) operating, legal, governmental and regulatory risks; (xii) conditions within the capital markets, including liquidity and interest rates and (xiii) economic (including financial and employment market conditions), political and competitive forces affecting the Company’s business, and the country’s economic condition as whole.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
2.1	Debtors’ Prepackaged Joint Chapter 11 Plan of Reorganization, filed on December 10, 2010.

2.2	Debtors’ Disclosure Statement for Debtors’ Prepackaged Joint Chapter 11 Plan of Reorganization, filed on December 10, 2010.

2.3	Supplement to Debtors’ Disclosure Statement for Debtors’ Prepackaged Joint Chapter 11 Plan of Reorganization, filed on January 21, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSIGHT HEALTH SERVICES HOLDINGS CORP.
Date: February 1, 2011	By:	/s/ Keith S. Kelson
Keith S. Kelson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Debtors’ Prepackaged Joint Chapter 11 Plan of Reorganization, filed on December 10, 2010.

2.2	Debtors’ Disclosure Statement for Debtors’ Prepackaged Joint Chapter 11 Plan of Reorganization, filed on December 10, 2010.

2.3	Supplement to Debtors’ Disclosure Statement for Debtors’ Prepackaged Joint Chapter 11 Plan of Reorganization, filed on January 21, 2011.